UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2006 (September 20, 2006)

Service Corporation International

(Exact name of registrant as specified in its charter)

Texas	1-6402-1	74-1488375

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1929 Allen Parkway Houston, Texas		77019

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (713) 522-5141

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 7.01     Regulation FD Disclosure

On September 20, 2006, Service Corporation International, a Texas corporation (the “Company”) issued a press release announcing it had determined the consideration to be paid for its outstanding 7.70% Notes due April 15, 2009, CUSIP Nos. 817565AX2, 817565AV6 and 817565AW4 (the “Notes”), in connection with the cash tender offer and consent solicitation for the Notes previously announced in a press release file on a Form 8-K dated September 8, 2006.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On September 20, 2006, the Company issued a press release announcing that as of 5:00 p.m., New York City time, on September 20, 2006, the Company had received valid tenders and consents from holders of approximately $138,932,000 principal amount (approximately 96.17%) of the Notes in connection with the Company’s cash tender offer and consent solicitation for the Notes, as previously announced in a press release filed on a Form 8-K dated September 8, 2006.  The Company has received sufficient consents from the holders of the Notes to amend the indenture governing the Notes.  A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Nothing in this report should be construed as an offer to purchase the Notes, as such offer is only being made upon the terms and is subject to the conditions set forth in the Company’s Offer to Purchase and Consent Solicitation Statement dated September 7, 2006 and the related Letter of Transmittal and Consent.

Item 9.01     Financial Statements and Exhibits

(d) - Exhibits.

99.1	Press release dated September 20, 2006 issued by the Company related to the determination of the price for the Company’s previously announced tender offer and consent solicitation.

99.2	Press release dated September 20, 2006 issued by the Company related to the Company’s consent solicitation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2006	SERVICE CORPORATION INTERNATIONAL

	By:	/s/ Eric D. Tanzberger

	Name:	Eric D. Tanzberger
	Title:	Senior Vice President and Chief Financial Officer